          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                   Exhibit 10.28

                NxSTAGE/MEDISYSTEMS DISPOSABLES SUPPLY AGREEMENT

     This agreement ("Agreement"), dated as of January 1, 2007 (the "Effective Date"), is between NxStage Medical, Inc., a Delaware corporation with offices at 439 S. Union Street, 5th Floor, Lawrence, MA 01843 together with its affiliates, successors and assigns ("NxStage"), and Medisystems Corporation, a Washington corporation with offices at 701 Pike Street, 16th Floor, Seattle, WA 98101 together with its affiliates, successors and assigns ("MDS").

     In consideration of the mutual promises made herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                 1.0 BACKGROUND

     1.1 NxStage is in the business of designing, creating Intellectual Property (as defined in Section 7.3), specifying, out-sourcing, manufacturing, assembling, distributing, selling and competing with products that perform extracorporeal blood treatments for patients having chronic or acute renal insufficiency and/or fluid overload, such treatments incorporating a membrane blood filter, dialytic or replacement fluids that are approximately isotonic and a durable electro-mechanical hardware (the "Products"). Such Products include extracorporeal sets having a substantially plastic blood pathway attachable to but removable from such durable electro-mechanical hardware ("Sets"). By way of examples only, blood tubing sets for Fresenius 2008, 3008 and K@Home hardware are Sets. Sets that also comprise one or more of the following are referred to herein as "Main Sets":

     a. Fluid pathways for such isotonic dialytic or replacement fluid attached to but removable from such durable electro-mechanical hardware (by way of examples only, CAR-160 blood tubing/dialysate sets and Gambro Prismaflex sets are Main Sets) and/or,

     b. FDA-compliant indications for use of such blood and/or isotonic fluid pathway(s) for extended use over multiple patient treatments wherein such pathway(s) are not removed from such electro-mechanical device during such extended use (by way of example only, an Aksys blood tubing set is a Main Set) and/or

     c. FDA-compliant indications for use with batched isotonic fluid sources such as bagged dialysate or prepared batches (by way of example only, an Aksys blood tubing set/dialysate set and a Gambro Prismaflex set are Main Sets).

     1.2 MDS is in the business of designing, creating Intellectual Property, specifying, out-sourcing, manufacturing, assembling, distributing, importing, selling and competing with products for: extracorporeal blood management for patients having chronic or acute renal insufficiency, all of which are Sets; peritoneal fluid management; extracorporeal pheresis or apheresis for therapeutic removal or collection of plasma and/or cellular components; IV therapy; vascular access; port access; topical and device disinfection; hemostasis; medical access safety; medical connectors; external securement devices; and any component or assembly of a Set (a "Component" or if controlled by MDS specifications and/or MDS Intellectual Property, an "MDS Component") as well as contract assembling and/or manufacturing Sets or Components to specifications of OEM purchasers. These products consist of disposable and/or extended use tube sets, Sets, Main Sets, needle sets, substantially empty bags, disinfection devices, hemostasis devices, medical kits, connector devices; securement devices and MDS Components thereof. MDS currently manufactures certain Products to NxStage Specifications, as defined in Section 2.2 (the "NxStage Products") for NxStage [**].

     1.3 NxStage designs, manufactures, assembles, licenses, out-sources, purchases, sells and/or sets Specifications, as defined in Section 2.2, for certain Main Sets labeled for use with NxStage durable electro-mechanical hardware (the "NxStage Main Sets"). Components thereof comprise sterile and unsterile filters ("Filters"), unsterile assemblies ("Assemblies") and unsterile parts ("Parts") specified by NxStage (together the "Componentry" or if such Componentry is controlled by NxStage specifications and/or NxStage Intellectual Property, the "NxStage Componentry"). Some Codes (as defined in Section 2.1) of NxStage Componentry NxStage currently manufactures itself or purchases from third party vendors and supplies to MDS without charge, as further detailed in
Section 6.2, for MDS' assembly together with other third party-supplied NxStage Componentry, MDS-manufactured Componentry and third party sterilization, all under NxStage Specifications into Codes of NxStage Main Sets on an order-by-order basis. NxStage and MDS wish to have a substantial portion of NxStage's total requirements for all NxStage Main Sets in the Territory (as defined in Section 3.1) supplied by MDS to NxStage or its licensees, designees, contractees, distributors, customers, agents, etc. during the Term (as defined in Section 12.1) of this Agreement.

     1.4 This Agreement relates only to orders issued by NxStage and accepted by MDS during the Term of this Agreement. Each three (3) consecutive calendar month period commencing on January 1 constitutes a "Contract Quarter" and each four
(4) consecutive Contract Quarters constitute a "Contract Year".

                          2.0 CODES AND SPECIFICATIONS

     2.1 The individual codes of NxStage Products, including NxStage Main Sets and Componentry that NxStage intends to purchase initially under this Agreement from MDS are listed in Exhibit A, as such exhibit may be amended from time to time pursuant to Section 5 hereof throughout the Term of this Agreement (together, the "Codes").

     2.2 Each Code of NxStage Products, including each sterile Code of NxStage Main Sets and unsterile Code of Componentry is controlled by NxStage specifications as completely documented in NxStage's product data management software ("PDM" - currently the Agile software application) and the QC Standards (the "Specifications"). A partial summary of such Specifications is listed in Exhibit B, as such Specifications with relevant revision control numbers may be modified pursuant to Section 5.0 (with relevant revision control numbers indicated for each such modification). Each NxStage Product shall include Labeling, instructions-for-use, trade names and/or trademarks of NxStage (the "Labeling") as set forth in such Specifications. In order for NxStage and MDS to meet their respective obligations under this Agreement, MDS and its affiliated manufacturer(s) will have access to all NxStage Specifications directly related to the Codes as documented in NxStage's PDM. NxStage hereby grants MDS a nonexclusive license to copy and internally use the PDM for the sole purpose of complying with its obligations under this Agreement.

     2.3 Within fifteen (15) days of the Effective Date of this Agreement, MDS shall provide to NxStage certain MDS specifications that are MDS' Confidential Information (as defined in Section 16.1) regarding the Codes in order for NxStage to fully define and control NxStage's Specifications for MDS' assembly, packaging and sterilization of the Codes and for any MDS Component NxStage specifies as NxStage Componentry (as controlled herein and by Section 5.4) including: MDS' top level Bill of Materials for each Code; Master Part Specifications for NxStage Componentry sourced from third party vendors of MDS; top level Master Part Specifications for MDS-manufactured Components; and Inspection SOPs and validations for the Codes and NxStage Componentry whether an MDS Component or third party vendor-sourced Component. NxStage shall review such MDS Component and/or third party vendor-sourced specifications and accept or reject them as NxStage Componentry and Specifications or, according to Section
5.4 propose alternate Specifications.

                           3.0 PURCHASES AND DELIVERY

     3.1 MDS shall have the Codes produced from one or more manufacturing sites, at least one of which shall be affiliated with MDS, [**] and MDS shall sell such Codes to NxStage, and NxStage shall purchase and take delivery of the Codes within the United States for sale, inventory or use by NxStage within North America (the "Territory"). NxStage may also ship such purchased Codes for, inventory, sale and use anywhere outside of the Territory.

     3.2 During the Term of this Agreement, any NxStage requirements for sales, use and inventory within the Territory of Main Sets, including any such requirements of any NxStage licensee, contractee, agent, or distributor within the Territory are defined as NxStage's "Net Requirements". Except for the first
(1st) Contract Quarter during the Term of this Agreement, NxStage hereby agrees to purchase from MDS a quantity and value of NxStage Main Sets equal to no less than ninety percent (90%) of NxStage's Net Requirements during each Contract Quarter during the Term of this Agreement, each such ninety percent (90%) of NxStage's Contract Quarter Net Requirements throughout the Term being NxStage's "Main Set Commitment".

     3.3 During the Term of this Agreement, MDS hereby agrees not to manufacture, distribute, inventory or sell to or for any party other than
NxStage:

     a) outside the Territory, any NxStage Main Set;

     b) inside the Territory, any Main Set;

     c) worldwide, any NxStage Componentry which is not also an MDS Component;

     d) worldwide, any NxStage Componentry which includes any NxStage patentable intellectual property, even if such NxStage Componentry is also an MDS Component; and

     e) inside the Territory, any MDS Component sold for use with any Main Set or NxStage Main Set provided such MDS Component is also NxStage Componentry by action of NxStage's right-of-first-refusal provision in Section 7.1.

     Notwithstanding the foregoing, MDS may manufacture, distribute, inventory, use or sell or continue to make, distribute, use or sell to or for any party:

     i)   worldwide, any product or Set that is not a Main Set;

     ii) worldwide, any Main Set MDS currently manufactures as of the Effective Date other than a NxStage Main Set;

     iii) outside the Territory any Main Set that is not a NxStage Main Set;

     iv) inside the Territory, any MDS Component not covered by Section 3.3e) and

     v) outside the Territory, any MDS Component whether or not it is also NxStage Componentry, except as limited by 3.3d) above.

     3.4 On the 8th day of each month within the Term (said 8th or the closest following business day being the "Order Date") NxStage shall submit by email to MDS firm written purchase orders obligating NxStage to purchase and take delivery of a quantity and value of NxStage Main Sets during a [**] day period commencing no earlier than [**] days from such Order Date and no later than [**] days from such Order Date ("a Monthly Period") consistent both with NxStage's Main Set Commitment and with Section 3.7 for such Monthly Period, as well as orders for any other Code, each purchase order comprising no more than [**] CIF Location (as hereinafter defined) (together, a "Delivery Order"). Each Delivery Order will contain an express reference to this Agreement and will state: (i) the requested quantity, value and Code(s) of Main Sets and/or Componentry to be produced under such Delivery Order; (ii) the desired [**] day delivery period(s) within such Monthly Period (a "Delivery Period") and (iii) CIF Location(s) and shipment instructions for such Delivery Order. In the event of a discrepancy between a Delivery Order and this Agreement, the terms of this Agreement shall take precedence. MDS shall deliver the ordered quantity of Codes within the stated Delivery Period of each Delivery Order. Absent unusual and necessary situations to the contrary which MDS shall not unreasonably object to, NxStage shall place [**] Delivery Order per CIF Location, and the totality of Delivery Orders for any Monthly Period shall be shipped in approximately equally-spaced container shipments from MDS to NxStage's Delivery Locations over the Monthly Period. Such Delivery Periods shall also be scheduled such that all such Delivery Orders can be delivered through the month, up to the last day of the Monthly Period but no later.

     MDS shall accept all Delivery Orders made by NxStage for NxStage Main Sets that are consistent with the requirements of this Agreement, and will provide written acknowledgement of such acceptance to NxStage within [**] business days of MDS' receipt of such Delivery Order. If MDS fails to respond to NxStage within said [**] business days, such Delivery Order shall be deemed accepted by MDS as issued by NxStage. The Codes produced according to each Delivery Order shall be controlled by the Specifications then in effect at the time such Delivery Order was accepted.

          Notwithstanding the above, should NxStage, pursuant to Section 5, change the Specifications of a Code or establish a new Code then NxStage shall, no sooner than the next Order Date, place an initial Delivery Order for such modified or new Code specifying a Delivery Period no less than [**] and no more than [**] from the Order Date after such new or modified Specification has been validated and approved by MDS and NxStage, as controlled by Section 5, unless the parties mutually agree in writing on an order-by-order basis to a shorter Delivery Period.

     3.5 NxStage shall, in good faith, provide prompt written notice to MDS if NxStage determines it failed or will fail to place Delivery Orders to MDS in accordance with Section 3 necessary to meet NxStage's Main Set Commitment for any Contract Quarter throughout the Term. MDS may audit NxStage's compliance with the Main Set Commitment using a national accounting firm not affiliated with any party hereto. Any such audit shall be done with appropriate protection of both parties' Confidential Information (as defined in Section 16.0). If MDS elects to audit NxStage's Main Set Commitment compliance, NxStage shall cooperate with the designated auditor to assist in such audit. In the event that any such audit reveals NxStage's compliance with the Main Set Commitment, the cost of such audit shall be born solely by MDS, otherwise such cost shall be borne solely by NxStage. If, during any Contract Quarter throughout the Term NxStage fails to place Delivery Orders in accordance with Section 3 sufficient to meet the Main Set Commitment, NxStage shall in good faith provide prompt written notice to MDS of the failure of such Delivery Orders to meet the Main Set Commitment or if NxStage is found by MDS not to comply with the Main Set Commitment, for example, by audit or by NxStage notice, NxStage shall, within [**] of each such event, pay to MDS liquidated damages equal to the value of such Contract Quarter's Main Set Commitment minus the value of all Delivery Orders placed during such Contract Quarter, such net value multiplied by [**] percent ([**]%) (a "Shortfall Payment").

     3.6 Within [**] days of the Effective Date of this Agreement and on the 8th day of each calendar month thereafter, NxStage shall provide to MDS a good faith rolling forecast of its anticipated Delivery Orders ("Forecasted Delivery Orders") to be placed by the Order Dates for each subsequent [**] calendar months (the "Delivery Order Forecast"). Each such Delivery Order Forecast shall comprise Forecasted Delivery Orders each in a quantity and value of Main Sets that shall be equal to or exceed the Main Set Commitment. By the Order Date of each calendar month during the Term, NxStage shall also submit to MDS, with appropriate protection of its Confidential Information, NxStage's actual disbursements from its inventory and prior month's ending inventory for each NxStage Main Set Code for the previous calendar month and MDS shall disclose to NxStage by such Order Date MDS' prior month's ending NxStage Componentry inventory.

     3.7 The first [**] months of Forecasted Delivery Orders of each Delivery Order Forecast shall constitute a maximum quantity of Codes during each of such [**] months above which MDS will not be required to accept relevant Delivery Orders as described below in this Section (the "Support Level"). Notwithstanding the above, MDS shall use reasonable commercial efforts to accept NxStage Delivery Orders for NxStage Main Sets in excess of such Support Level to the degree said Delivery Order Forecast was insufficient due to no fault of NxStage. NxStage shall be able to manufacture for itself, or obtain from third parties, any Delivery Orders not accepted by MDS, and such Delivery Orders will be credited on a unit basis toward the relevant Main Set Commitment, provided that NxStage supplies MDS with copies of such Delivery Orders and the invoices related thereto or sufficient documentation evidencing NxStage's manufacture of such Codes.

          The first [**] months of Forecasted Delivery Orders of each rolling Delivery Order Forecast shall constitute a firm commitment by MDS for acceptance of and on-time delivery of the relevant Delivery Orders placed by the relevant Order Date of the specified forecasted total quantity of Codes related to such first [**] months' Forecasted Delivery Orders according to the following formulae: a) the [**] month's Forecasted Delivery Order of each Delivery Order Forecast shall constitute a firm commitment by NxStage to place a Delivery Order by the next Order Date that is equal in value to such [**] month's Forecasted Delivery Order, and b) the [**] months' Forecasted Delivery Orders shall constitute a firm commitment by NxStage to place Delivery Orders by the Order Date in the next [**] following calendar months that (i) for Main Set volumes between Tiers 1 and 3 of Exhibit C, are not greater than [**] per cent ([**]%) nor less than [**] per cent ([**]%) of the value of such [**] months' Forecasted Delivery Orders, (ii) for Main Set volumes between Tiers 4 and 7 of Exhibit C, are not greater than [**] percent ([**]%) nor less than [**] percent ([**]%) of the value of such [**] months' Forecasted Delivery Orders, and (iii) for Main Set volumes between Tiers 8 through 11, are not greater than [**] percent ([**]%) nor less than [**] percent ([**]%) of the value of such [**] months' Forecasted Delivery Orders. Except as otherwise provided hereunder, the remainder of the good faith Delivery Order Forecast shall be non-binding on NxStage.

     3.8 For each rolling Delivery Order Forecast, the [**] such month's Forecasted Delivery Order referenced in Section 3.7 shall constitute authorization by NxStage for MDS to order relevant quantities of any NxStage Componentry and necessary materials from the relevant third party vendors as well as to begin production of any relevant MDS-manufactured Componentry sufficient to produce the related Delivery Order. And each such [**] month's Forecasted Delivery Order shall authorize MDS to order from NxStage relevant quantities of any NxStage-supplied NxStage Componentry necessary to produce the related Delivery Order and such NxStage Componentry order shall obligate NxStage to deliver all such ordered NxStage-supplied NxStage Componentry to MDS at MDS' designated location within [**] days of MDS' placement of such order (a "NxStage Componentry Delivery Order"). In addition, such [**] month's Forecasted Delivery Order constitutes a firm commitment by NxStage to reimburse MDS for all such materials, Componentry or completed Codes if NxStage does not place Delivery Orders sufficient to consume such materials, Componentry or completed Codes within the rolling [**]-month period following the forecast delivery date; provided that the amount of such reimbursement shall be credited against any Shortfall Payments made by NxStage during such rolling [**]-month period.

     3.9 If MDS experiences an interruption or significant slow-down in its assembly of Main Sets then, to the degree such interruption or slow-down is the fault of NxStage, examples of which are listed in Exhibit E, MDS shall charge and NxStage shall pay to MDS an hourly production interruption charge ("Interruption Charge") according to the rates listed in Exhibit C, as such Exhibit may change from time to time according to Section 5. MDS will apply reasonable commercial efforts to avoid and/or minimize Interruption Charges. MDS may not claim any Interruption Charge for any interruption or significant slow-down in assembly caused by any (i) MDS-manufactured Component, except for reasons listed specifically in the MDS-supplied Componentry section of Exhibit E or (ii) failure by NxStage to timely fulfill NxStage Componentry Delivery Orders due to an event of force majeure on NxStage as set forth in

Section 3.16. To the degree any such interruption or significant slow-down is the fault of NxStage and delays the delivery of any Delivery Order beyond the relevant Delivery Period, such Delivery Period shall be extended by such delay. Any disputes between MDS and NxStage related to Interruption Charges shall be adjudicated by the Quality Dispute Resolution process defined in Section 9.8.

     3.10 If, due to an NNC (as defined in Section 5.4) NxStage changes a Specification or NxStage makes a temporary deviation order to a Specification of an in-process Delivery Order (a "Temporary Deviation") and such change or Temporary Deviation results in an interruption or significant slow-down of supply of MDS-manufactured Components or third party-sourced Componentry or assembly of NxStage Main Sets, then MDS may invoice NxStage an Interruption Charge according to the rates listed in Exhibit C, as such Exhibit may change from time to time according to Section 5, provided MDS will apply reasonable commercial efforts to avoid and/or minimize such Interruption Charges.

     3.11 Within [**] of the Effective Date of this Agreement, the parties will cooperate with each other to complete a plan to address contingency supply arrangements which are to be made to assure continuity of supply of NxStage Main Sets from MDS to NxStage through unforeseeable events (the "Disaster Recovery Plan"). The Disaster Recovery Plan shall be reviewed by both parties at least [**] times per Contract Year, at which time both parties may agree to commission a redundant operation such as an additional manufacturing and/or assembly facility to MDM, second sub-contractor, etc. as part of the Disaster Recovery Plan to better assure NxStage Main Set supply. NxStage acknowledges that MDS' costs of NxStage Main Sets from such redundant operation(s) may differ from those costs from MDM, and as such MDS is entitled to adjust pricing for NxStage Main Sets to recover increased costs to the degree they are produced by the redundant operation(s). Such MDS Code price adjustment shall be controlled by the terms of Section 5.4.

     3.12 In the event NxStage and MDS do not renew this Agreement in accordance with Section 12.2 hereof, then for the final four (4) consecutive Contract Quarters of the Term the Main Set Commitment shall be reduced for such Contract Quarters to: [**] percent ([**]%), [**] percent ([**]%), [**] percent ([**]%)
and [**] percent ([**]%) of NxStage's Net Requirements during such Contract Quarter.

     3.13 Except as set forth in Section 3.9, 3.10 and 3.15, if MDS is unable to deliver Codes during the Delivery Period applicable to any Delivery Order, or MDS replaces Codes pursuant to Sections 9.3, 9.4, 11.2 or 15.6, MDS will deliver or replace the Codes as soon as possible, on an expedited basis at MDS' expense. With respect to Codes which MDS is unable to deliver against a Delivery Order within [**] days of the Delivery Period (a "Late Shipment") and where NxStage manufactured for itself or purchased NxStage Main Set Codes from other suppliers to meet its immediate needs ("Fill-In Codes"), such Fill-In Codes orders will be credited on a unit basis toward the relevant Main Set Commitment, provided that NxStage supplies MDS with copies of such orders and the invoices related thereto or sufficient documentation evidencing NxStage's manufacture of the Fill-In Codes. In addition, to the extent that the cost of Fill-In Codes manufactured by NxStage or purchased from unaffiliated third party suppliers collectively exceeds the then applicable prices of the Codes that were filled-in,

MDS will credit NxStage for such excess cost toward the price of the relevant Delivery Order, provided however, that such credit shall not exceed [**]%) of the then applicable prices of the Codes which were filled-in. NxStage's purchase of Fill-In Codes does not relieve NxStage of its obligations to take delivery and pay for Late Shipments, to the degree such delivery is no later than within sixty (60) days of the Delivery Period.

     3.14 Notwithstanding Sections 3.2 and 3.4, NxStage may be relieved of its Main Set Commitment, in whole or in part, at NxStage's option, should MDS be in material breach of this Agreement, if such breach is uncured (i) within one hundred twenty (120) days after MDS receives written notice from NxStage adequately documenting such breach, or (ii) should MDS be in material breach of this Agreement for more than 120 days, whether or not consecutive, during any 12 month rolling period within the term of this Agreement. Specifically to delivery obligations not subject to force majeure, if MDS does not completely deliver any Delivery Order within sixty (60) days of the Delivery Period, NxStage shall be relieved of its Main Set Commitment.

     3.15 MDS assumes no liability and shall not be liable to NxStage for any failure to fill or delay in filling Delivery Orders to NxStage where such failure or delay is caused by events beyond the reasonable control of MDS, including, without limitation, strikes, lockouts, floods, fires or accidents. In the event of any such failure or delay, MDS shall use reasonable commercial efforts to fulfill NxStage's Delivery Orders in a timely fashion. MDS shall notify NxStage promptly if it anticipates any potential delay in the filling of any of NxStage's Delivery Orders caused by any of the above. Notwithstanding the above, if any Set manufacturer competitive to MDS such as Fresenius, Gambro, Nipro and/or JMS suffers a force majeure event or FDA action that substantially reduces the ability of any such manufacturer to supply the U.S. market with any Set, MDS may allocate increases above NxStage's Support Level as defined in section 3.7, in its manufacturing and/or assembly output to NxStage and to others at MDS' sole discretion or as ordered by the FDA.

     3.16 NxStage assumes no liability and shall not be liable to MDS for any failure to fill or delay in filling any NxStage Componentry Delivery Order to MDS or failure to place or delay in placing any NxStage Delivery Order where such failure or delay is caused by events beyond the reasonable control of NxStage, including, without limitation, strikes, lockouts, floods, fires, accidents. In the event of any such failure or delay, NxStage shall use reasonable commercial efforts to fulfill Componentry Delivery Order requirements to MDS in a timely fashion and to place NxStage's Delivery Orders in a timely fashion. NxStage shall notify MDS promptly if it anticipates any potential delay in Delivery Order placement or the filling of any of MDS' requirements caused by any of the above.

                              4.0 SHIPMENT OF CODES

     4.1 MDS will ship the Codes C.I.F. to [**] as more completely listed in Exhibit C and as such C.I.F. location(s) may be changed from time to time. NxStage agrees to pay [**] for the freight charge from [**]. NxStage will ship the NxStage Componentry C.I.F. to [**], or other U.S. address as MDS may instruct from time to time during the Term. Title to and risk of loss for the Codes shall pass from MDS to NxStage upon delivery of the Codes by MDS to [**] or such other C.I.F. Location agreed to by both parties.

     4.2 MDS and NxStage, as the case may be, shall prepare and send by facsimile or email transmission to the other a packing list for each shipment of the Codes or NxStage Componentry. Each party shall notify the other party if any shipment will not be delivered during the Delivery Period applicable to a Delivery Order.

     4.3 Each party will notify the other party by facsimile or email transmission of any receiving discrepancy (over, short or damaged), within [**] days of receipt of such discrepant delivery. Each party hereby agrees to hold the entire shipment (or such relevant part) intact pending timely resolution by the other party. Each such party hereby agrees, within [**] business days from receipt of such notice, to arrange for verification of and provide a schedule of cure of such receiving discrepancy. In the event of a receiving discrepancy, for the purpose of Section 6.1, each Party's invoice will be deemed to have been dated on the date the other party effects such cure.

             5.0 PRICING, SPECIFICATION CHANGES AND PRODUCT CHANGES

     5.1 As of the Effective Date and throughout the Term of this Agreement MDS agrees to sell to NxStage the initial NxStage Main Set Code at the prices for all volume tiers (the "Tiers") listed in Exhibit C (the "Baseline Prices"). NxStage represents that such initial NxStage Main Set Code is defined by the NxStage Specifications as summarized in Exhibit B and completely documented in NxStage's PDM, and are the complete Specifications for such initial NxStage Main Set Code as of the Effective Date. Baseline Prices and Specifications for such NxStage Main Set Code shall only be adjusted pursuant to the procedures set forth in Section 5.

          Within fifteen (15) days of the Effective Date, MDS shall disclose to NxStage in a format similar to and to the degree of detail defined in Exhibit L, the unit dollar ($) standard costs of direct material, direct labor, and fixed and variable overhead for MDS at MDM which together with MDS' unit dollar ($) gross profit total the Baseline Prices for all Tiers of the initial NxStage Main Set Code at MDM (the initial "Open Book Accounting"). MDS represents that such initial Open Book Accounting shall be made according to standard accounting practices for the Tier One mid-point volume of NxStage Main Set production MDS produces at MDM as of the Effective Date (the "Tier One Open Book Accounting") and such standard costs have been determined based on actual production results during 2006. Notwithstanding the above, the cost of any MDS Component accepted by NxStage as a NxStage Componentry has been incorporated into such Open Book Accounting totally under the direct material category at such MDS Component's arm's length negotiated price between MDS and NxStage, and such cost has not been further broken down into the direct material, direct labor, fixed and variable overhead cost or profit elements required by MDS to manufacture or supply such MDS Component as a NxStage Componentry. By way of example only, as of the Effective Date such MDS Components accepted by NxStage as NxStage Componentry comprises extruded tubing, [**] and molding services for NxStage spike assembly parts. The Baseline Prices at all Tiers have been negotiated at arm's length between NxStage and MDS, however MDS represents that such Tier One Open Book Accounting reflects the same labor and overhead absorption rates as MDS uses for its own Set production at MDM. MDS represents that the Baseline Prices for Tiers Two through Eleven in Exhibit C are MDS' good faith estimates of such Open Book Accounting resulting from timing and volumes of Tiers Two through Eleven and experience gained as well as from certain predicted targeted cost reduction projects ("Reserved Cost Downs") listed in Exhibit M. NxStage accepts that in order for MDS to agree to the Baseline Prices in Tiers Two through Eleven that MDS requires the relevant Reserved Cost Downs accepted by NxStage and instituted no later than for the Tier disclosed in Exhibit M. MDS must inform NxStage in advance of investing capital to implement a Reserved Cost Down, and NxStage must approve such investment in order to assure that future NNCs will not obsolete such investment prior to full depreciation. Reserved Cost Downs shall be part of Open Book Accounting.

          MDS agrees throughout the Term of this Agreement to continue to offer to NxStage the MDS Component known as [**] specifically bearing MDS code and specification revision [**], for incorporation as NxStage Componentry into any NxStage Main Set or NxStage Componentry used in any NxStage Main Set at the relevant prices for such [**] listed for all Tiers in Exhibit C. No subsequent or different MDS specification of any [**] introduced by MDS shall relieve MDS of the above obligation; provided however, except to the degree provisions of
Section 7.1 are applicable, MDS is under no obligation to offer NxStage any [**] with such subsequent or different MDS specification.

          Initial prices for Codes other than NxStage Main Sets and Componentry thereof ("Non-Main Set Prices") are listed in Exhibit C, and such prices may be modified only by mutual agreement of the parties during the initial [**] Contract Years. Non-Main Set Prices are not guaranteed beyond the initial [**] Contract Years and are not subject to open book accounting.

     5.2 If any Assembly ordered by NxStage from MDS for further assembly by NxStage has Specifications identical to those of an Assembly of a currently produced NxStage Main Set Code, whether or not such Assembly comprises Intellectual Property controlled by MDS or its affiliates, then MDS agrees that pricing to NxStage throughout the Term for such Assembly shall exclude any lot-specific charges and comprise only the relevant Open Book Accounting elements consistent with Section 5.1 attributable to such Assembly, if disclosed in Exhibit L to such detail, of such related Assembly provided that such Assembly is ordered and produced with the same production run as such related NxStage Main Set. If there is any dispute, such pricing shall be subject to audit by a third party reasonably acceptable to and with Confidential Information requirements of MDS, whose decision in conformance with this Agreement shall be accepted by both parties. Notwithstanding the above, MDS will have no obligation to accept any Assembly or Componentry order from NxStage that is inconsistent with NxStage's Main Set Commitment; provided that for orders placed within the last [**] years of this Agreement, MDS will have no obligation to accept any Assembly or Componentry comprising more than [**] percent ([**]%) of NxStage's Net Requirements, unless NxStage provides reasonably sufficient documentation with such orders demonstrating that such quantities are reasonably forecasted by NxStage as needed to fulfill NxStage Main Set orders outside of the Territory.

     5.3 No less than [**] each Contract Year on each anniversary of the Effective Date, but no more frequently than every [**] months of such Contract Year, MDS or NxStage may obtain price adjustments to the Baseline Prices or Accepted Revised Prices (as hereinafter defined), as calculated using Exhibit D in the event of changes above a thresh-hold rate (as set forth in Exhibit D) in MDS' relevant cost elements listed in Exhibit D, such changes determined from the later of i) the Effective Date of this Agreement; ii) the last previous periodic price adjustment or iii) the last previous approved NxStage Notice of Change (as hereinafter defined) which resulted in an Accepted Revised Price as defined in Section 5.4.

     5.4 NxStage or MDS may at any time propose to add to, reduce or modify the existing Specifications of any Code including any related QC Standards (as defined in Section 9.1), or either party may propose to replace or add a Code at any time. Any proposals by MDS to add to, reduce or modify the existing Specification of any Code, including any related QC Standards, or to replace or add a Code, must expressly indicate whether such proposal involves the incorporation of any MDS Component and stipulate whether or not such MDS Component comprises an MDS-controlled patent or pending patent at the time of such MDS proposal. Such MDS proposal in MDS' sole judgment, subject only to
Section 7.1, shall describe whether and on what price, temporal and quality terms NxStage would have access to such MDS Component for use in NxStage Products during the Term and/or following the termination of this Agreement. The price of any proposed MDS Component shall be incorporated into such proposal and any subsequent Open Book Accounting totally under the direct material category at such MDS Component's arm's length negotiated price between MDS and NxStage and such cost shall not be further broken down into the direct material, direct labor, fixed and variable overhead cost or profit elements required by MDS to manufacture or supply such MDS Component. If such proposal is acceptable to NxStage in NxStage's sole judgment or NxStage makes its own proposal, NxStage shall fully define such proposal to MDS in writing, signed by a Vice President, Senior Vice President or the President of NxStage, using a form substantially equivalent to Exhibit F ("NxStage Notice of Change" or "NNC") including the relevant NxStage PDM changes necessary to effect such NNC. Such NNC shall include a proposed implementation schedule which both parties acknowledge may be a major determinant of pricing of such NNC. Within [**] days after receipt of the NNC, MDS shall be obligated to respond to NxStage with MDS' assessment of the NNC in technical terms and an estimated implementation schedule including MDS' new proposed price(s) for such NNC for such Code, including without limitation, any fees relating to the incorporation of MDS Intellectual Property into such Code, and any other costs estimated to be reasonably incurred by MDS made necessary by such NNC, which include, but are not limited to, costs of obsolete inventory, vendor cancellation charges (including restocking fees) and the impact of production costs on the price of NxStage Codes not affected by such NNC. MDS shall use commercially reasonable efforts to mitigate all such other costs.

          In the case of a NxStage Main Set Code NNC, such new proposed price(s) shall include a revised Open Book Accounting ("Revised Open Book Accounting") comprising the new direct material, direct labor and variable overhead unit standard costs of MDS at MDM, or the manufacturing site at which applicable Codes are then manufactured, which together with MDS' unit fixed overhead and gross profit, shall total the proposed price for such Main Set Code NNC (A "Proposed Revised Price") at all Tiers. In addition, MDS shall propose the costs of any required tooling, factory modifications or any other relevant non-recurring engineering costs, such as the above-listed costs ("NR Costs") necessary to effect such NNC.

          If an NNC, Proposed Revised Price or relevant proposed price and related costs for a Code are acceptable to NxStage, in its sole judgment, such proposed price or Proposed Revised Price(s) shall become an accepted revised price ("Accepted Revised Price") that will be entered in Exhibit C. Such acceptance may only be given to MDS in a written document signed by a Vice President, Senior Vice President or the President of NxStage. Receipt of this written acceptance shall cause the Specifications of such Code to be changed in compliance with the MDS and NxStage Specification documentation change control processes and no change shall be effected without adherence to such change control processes.

          Notwithstanding the above, no NNC shall result in a new or modified Specification until both NxStage and MDS have approved an implementation schedule to implement such NNC, which approval each party shall not unreasonably withhold or delay. A Temporary Deviation Notice for any Code is agreed by both parties to be a Specification change and both parties shall follow all procedures regarding Specification changes, though to the degree possible, on an expedited basis. The parties agree that applicable FDA design control and quality system regulations shall be interpreted as allowing no Temporary Deviation to remain in effect for more than [**] without agreement of MDS or without effecting the formulaic sharing of the Net Cost Change (as herein defined) according to this Section 5.4. Notwithstanding this, the parties further agree that if a Temporary Deviation is implemented for no more than [**] then the cost effect of such Temporary Deviation will be determined by MDS in arrears and in good faith to include only costs MDS incurred without application of the formulaic sharing of any Net Cost Change according to this Section 5.4 and such costs shall be promptly paid to MDS by NxStage. If any Temporary Deviation or any immediately subsequent Temporary Deviation substantially equivalent to such prior Temporary Deviation, are in effect for no more than such [**], then the lifting of such Temporary Deviation(s) shall also result in no application of the formulaic sharing of any Net Cost Change according to this
Section 5.4 at the return to the Specification in effect prior to such Temporary Deviation(s).

          Notwithstanding which party proposed such Main Set Code NNC, NxStage and MDS agree to share the Net Cost Change resulting directly from such NxStage Main Set Code NNC. Such Net Cost Change is defined as the net change in MDS and MDM's unit dollar ($) standard costs directly and solely related to the proposed Main Set Code NNC, of direct labor, direct material (including any MDS Component at its arms' length negotiated price), variable overhead and, only to the degree relevant at other Tiers, fixed overhead. NxStage shall accept as an Accepted Revised Price any Proposed Revised Price for a relevant NxStage Main Set Code NNC according to the following formulae and representing:

          a) a price reduction equal to [**] percent ([**]%) of any estimated Net Cost Change savings, and

          b) a price increase equal to [**]%) of any estimated Net Cost Change increase divided by (one minus gross profit margin percentage) where the gross profit margin percentage equals the gross profit margin percentage at the relevant volume tier from the initial version of Exhibit L, the Open Book Accounting.

          Notwithstanding the above, no NNC shall result in any Net Cost Change reduction or its formulaic sharing to the degree any relevant cost reduction element is a Reserved Cost Down listed in Exhibit M at the relevant Tier. To the degree NR Costs are charged to and paid by NxStage and not added to MDS' depreciation, no NR Cost shall be included in the Net Cost Change sharing calculation. To the degree tooling, fixtures, etc. of any NNC are to be depreciated by MDS, then such depreciation shall be included in Variable Overhead.

          By way of examples only, a number of scenarios involving Revised Baseline Prices, Reserved Cost Down, NR Costs, Accepted Revised Prices, arms' length negotiated MDS Components, Net Cost Change sharing and the operation of this Section 5 are listed in Exhibit O.

          MDS shall maintain the Revised Open Book Accounting records for all Codes of NxStage Main Sets through the Term of the Agreement and for two (2) years thereafter which reconcile the impact of all NNCs and their relevant Accepted Revised Price changes back to the initial Baseline Pricing for each Tier.

     5.5 NxStage at its discretion and expense and with reasonable notice may have the Open Book Accounting audited no more than once per year by a third party reasonably acceptable to and with Confidential Information requirements to MDS. Such third party's decision shall be accepted by both parties. MDS has an obligation during the Term of this Agreement to maintain detailed histories of cost and pricing changes of the Main Sets during the Term of this Agreement and for two (2) years thereafter to facilitate such audit.

     5.6 Notwithstanding the above, if any government authority makes any demand on MDS for payment of any monies related to the manufacture, transport, inventory, sale or use of the Codes, including Componentry thereof, other than taxes relating to the income of MDS, such payment not reasonably foreseen by MDS, NxStage shall reimburse MDS for such payments. MDS shall use reasonable commercial efforts to determine the legality of such government demand and to legally avoid such payments wherever possible.

                                   6.0 PAYMENT

     6.1 The terms of payment for the Codes invoiced by MDS to NxStage under this Agreement shall be [**] percent ([**]%), [**] days, net [**] days from MDS's invoice date, as determined by the wire transfer date of NxStage's relevant wired payments. MDS may invoice for Codes on the date they arrive at the CIF Location. Any undisputed outstanding MDS invoice amounts, including service charges, not received by MDS within [**] days from such invoice date shall be subject to a service charge until paid, in an amount equal to the lesser of [**] percent ([**]%) per month or the maximum rate allowed by law. In addition, if full payment for each MDS undisputed invoice is not received by MDS within [**] days from MDS' invoice date, MDS may restrict weekly sales and shipments to NxStage to a dollar amount equal to the payments received from NxStage in the previous week. Such restriction will not put MDS in breach of this Agreement. If full payment is not received by MDS within [**] days from MDS' undisputed invoice date, NxStage shall be considered to be in material breach of this Agreement and subject to Section 13.1. Any NxStage dispute of an MDS invoice shall be made in good faith and be related only to an error in such invoice and NxStage must notify MDS within [**] days of NxStage's receipt thereof, and the parties shall work together in good faith to resolve any disputes. If the parties are unable to resolve the invoice dispute within [**], the parties shall each appoint an expert consultant, with expertise in the relevant area, to resolve the dispute. The two appointed expert consultants shall endeavor in good faith to resolve the dispute within a subsequent [**]. If the consultants can not reach agreement within this period of time, the parties agree to submit the dispute to binding arbitration in accordance with JAMS rules.

     6.2 The terms of payment for any NxStage Componentry Delivery Order supplied by NxStage and purchased by MDS shall be [**] percent ([**]%), [**] days, net [**] days from NxStage's invoice date, as determined by the credit date or wire transfer date of MDS' wired payments. Notwithstanding the above, NxStage shall not charge for any [**], but shall supply such Filter, FMP and Tray without charge to MDS. Such [**] shall remain the property of NxStage and shall be preserved and safe-guarded by MDS with at least the same degree of care that MDS preserves and safeguards its own property. MDS agrees that it shall be responsible for any damage to such NxStage-supplied NxStage Componentry while in its possession other than any damage incurred by following the Specifications, and that it shall return within [**] of any NxStage written request any such NxStage Componentry to NxStage not required by MDS to fulfill any accepted Delivery Order. MDS shall reimburse NxStage for all damage to Filters, FMP Assemblies or Trays while such NxStage-supplied NxStage Componentry is in MDS' physical possession and up to and including until the related NxStage Main Sets are delivered to NxStage. Notwithstanding the above, MDS shall not be responsible for damage to Filters, FMP Assemblies or Trays up to [**] percent ([**]%) of the value of such NxStage-supplied NxStage Componentry, as measured on an aggregate dollar basis by month. Further notwithstanding the above and except for gross negligence, willful misconduct by MDS or failure by MDS to exercise the same degree of care in manufacturing NxStage Codes that it takes with MDS' own sets, MDS shall not be liable for loss of or damage to such NxStage-supplied NxStage Componentry by reason of any recall, scrap or failure to release NxStage Main Sets until and unless NxStage adopts Specifications allowing for [**] sterilizations of NxStage Main Sets and a labeled "shelf life" of at least [**] years from sterilization date. NxStage may invoice MDS for any NxStage Componentry Delivery Order after arrival of the relevant goods at the C.I.F. Location. Any undisputed NxStage Componentry Delivery Order invoice amounts, including service charges, not received by NxStage within [**] days from such invoice date shall be subject to a service charge until paid, in an amount equal to the lesser of [**] percent ([**]%) per month or the maximum rate allowed by law. If full payment of any undisputed invoice is not received by NxStage within one hundred (120) days of NxStage's invoice date, MDS shall be considered to be in material breach of this Agreement and subject to Section
13.1. Disputed invoices shall be governed by the same terms as Section 6.1.

     6.3 All NxStage or MDS payments are to be remitted by wire transfer to the specific bank or financial institution designated respectively by MDS and NxStage to receive such payments.

                  7. MDS COMPONENTRY AND INTELLECTUAL PROPERTY

     7.1 During the Term of this Agreement, NxStage shall have a right-of-first-refusal to pre-empt any MDS offer to sell to any third party within the Territory any MDS Component for incorporation into any Main Set provided, however, that such MDS Component is covered by at least one MDS-controlled patent in the United States or patent-pending and further provided that NxStage's use of such MDS Component is limited to incorporation into NxStage Main Sets or NxStage Componentry manufactured by MDS for NxStage during the term of this Agreement. MDS shall make no such third party offer without advising such third party in writing of NxStage's right-of-first-refusal and MDS shall provide NxStage with a true copy of all terms of such third party offer within [**] business days of such third party offer. Such NxStage right-of-first-refusal shall exist for [**] days from the issue date of any such MDS offer and NxStage's pre-emption shall be limited to NxStage's acceptance of the specific terms of such offer in its entirety.

          If NxStage does not exercise such right-of-first-refusal during such [**] days, then MDS may sell such MDS Component to such third party including for use in any Main Set. Any change in any term of any such MDS offer creates a new NxStage right-of-first-refusal for a further [**] days.

          If NxStage does exercise such right, Section 5.4 shall control NxStage's acceptance of any such MDS Component as NxStage Componentry and incorporation into a NxStage Main Set. For any such MDS Component so incorporated by NxStage into a NxStage Main Set, any subsequent sale or license by MDS to any third party for such MDS Component shall obligate MDS to require that such third party may not incorporate such MDS Component into any Main Set or NxStage Main Set for sale or use inside the Territory during the Term of this Agreement.

     7.2 As of the date hereof, the designs of all Codes are the Intellectual Property of NxStage, except for the MDS Components which have been accepted by NxStage as NxStage Componentry as set forth in Exhibit A, the design(s) of which are the Intellectual Property of MDS.

     7.3 "Intellectual Property" means all inventions, processes, discoveries, other novel or valuable information, patents, trademarks, copyrights, and any applications or registration thereof and trade secrets whether owned, used or licensed by or to either party or employees and/or agents (the "NxStage Intellectual Property" or the "MDS Intellectual Property" as the case may be). Inventor-ship of Intellectual Property will be determined according to U.S patent law.

     7.4 Nothing in this Agreement affects the ownership by any party or their employees and/or agents of any Intellectual Property owned or in the possession of such party or their employees and/or agents as of the Effective Date of this Agreement. During the Term of this Agreement, all Intellectual Property developed by either party or their employees and/or agents that is independent of the specific operation of this Agreement shall remain the property of such developing party or their employees and/or agents.

     7.5 Intellectual Property, whether or not patentable, that is developed in performance of this Agreement but is made solely by employees and/or agents of NxStage and does not comprise any MDS Confidential Information or MDS Intellectual Property disclosed by MDS, will be assigned by such employees and/or agents to NxStage and shall be defined for purposes of this Agreement as NxStage Intellectual Property. By way of example only and without limiting the foregoing, any NxStage customer's or vendor's identity is the Intellectual Property of NxStage even if such customer or vendor was developed solely in performance of this Agreement; provided that any such NxStage customer's or vendor's identity shall cease to be NxStage Intellectual Property if the same ceases to be NxStage Confidential Information, as defined in the Confidentiality Agreement as set forth in Exhibit J.

     7.6 Intellectual Property, whether or not patentable, that is developed in performance of this Agreement but is made solely by employees and/or agents of MDS and does not comprise any NxStage Confidential Information or NxStage Intellectual Property disclosed by NxStage, will be assigned by such employees and/or agents to DSU Medical Corporation, an affiliate of MDS, and shall be defined for purposes of this Agreement as MDS Intellectual Property. By way of example only and without limiting the foregoing, any MDS customer's or vendor's identity is the Intellectual Property of MDS even if such customer or vendor was developed solely in performance of this Agreement; provided that any such MDS customer's or vendor's identity shall cease to be MDS Intellectual Property if the same ceases to be MDS Confidential Information, as defined in the Confidentiality Agreement as set forth in Exhibit J.

     7.7 Intellectual Property, whether or not patentable, that is developed in performance of this Agreement and is made jointly by an employee(s) and/or agent(s) of both parties, or is made by one party's employee(s) and/or agent(s) and comprises the Confidential Information or Intellectual Property of the other party will be assigned by such employee(s) and/or agent(s) according to the employment agreement of such employee(s) and/or agent(s) and the parties shall assign to the other party, rights in such Intellectual Property so that such Intellectual Property is jointly owned (the "Joint Inventions"). Such Joint Inventions shall remain as trade secrets unless a decision to apply for a patent is made with the express written joint consent of MDS and NxStage, which shall share equally the reasonable costs of prosecuting, maintaining and defending such Joint Inventions. Such Joint Inventions may not be used by MDS or NxStage, or licensed or disclosed by MDS or NxStage to any third party without the express written joint consent of MDS and NxStage during the term of any patent or in accordance with the terms of the confidentiality agreement of Exhibit J herein regarding any trade secret.

                    8.0 REGULATORY RESPONSIBILITY; LABELING;
                                   TRADE NAMES

     8.1 NxStage shall be responsible, at its expense, for complying with all applicable regulatory requirements of the U.S. Food and Drug Administration ("FDA") relating to the sale or use of the Codes including, but not limited to, obtaining authorization under Section 510(k) of the United States Federal Food, Drug and Cosmetic Acts, as amended (the "Acts"). MDS shall be responsible, at its expense, for complying with applicable regulatory requirements of the FDA relating to its supply of the Codes, including, but not limited to, maintaining proper registration with the FDA of all MDS manufacturing facilities used in the supply of the Codes. NxStage shall immediately notify MDS of any change in the regulatory status of any Code. MDS shall immediately notify NxStage of any change in regulatory status of, or regulatory inspection involving, any of the MDS manufacturing facilities involved in the supply of any Code, and shall use its best efforts to promptly address any deficiencies or other concerns raised in connection with such a regulatory inspection.

          NxStage shall be responsible also for compliance with the Code of Federal Regulations, Title 21, Part 803, Medical Device Reporting ("MDR"), with regard to any end-user complaint received by either party involving the Codes supplied to NxStage by MDS. NxStage shall have sole and exclusive responsibility for handling complaints relating to the Codes, for making MDR determinations with respect to such complaints and for filing MDR reports relating to the Codes. NxStage, within [**] of its determination that a NxStage complaint may by related to an area(s) of MDS responsibility, shall provide to MDS documentation sufficient for MDS to investigate such complaint according to the Act. MDS has no responsibilities with respect to complaint handling other than for such documented complaints provided to MDS. For all such written complaints MDS shall
(i) provide assistance to NxStage in connection with compliant investigations,
(ii) notify NxStage in writing within [**] of any complaints or MDRs received by MDS relating to the Codes, (iii) notify NxStage in writing within [**] of any FDA 483 or warning letter reports involving the same MDS manufacturing facilities or processes used by MDS in supplying the Codes hereunder, (iv) and notify NxStage within [**] of MDS' issuance of any Corrective and Preventive Action ("CAPA") to correct a defect in a component or process used in a NxStage Product. Without limiting the foregoing, MDS may not file MDR reports relating to the Codes unless required by any applicable Federal Regulation, and unless NxStage is notified thereof prior to such report being filed. If requested to provide assistance in a complaint investigation, MDS shall diligently evaluate all information supplied by NxStage or already in the possession of MDS relating to such complaint within [**] of receipt of information and/or samples from NxStage and shall promptly submit to NxStage a completed complaint communication form which form shall be substantially in the form of Exhibit H.

          MDS shall have no obligation or liability to ensure that, and makes no representation or warranty that, any Code complies with any applicable product standards, regulations or laws, but agrees to give to NxStage any reasonable assistance requested in order to demonstrate that the Codes supplied by MDS do so comply.

     8.2 NxStage shall, at its expense, provide the Labeling including all camera-ready artwork necessary for MDS to produce the Codes.

     8.3 Each use on the Codes of any NxStage trademarks, trade names or logos shall inure to the benefit of NxStage. Should any such use vest in MDS any rights in any NxStage trade mark, trade name or logo, MDS shall transfer such rights to NxStage or its designee upon request of NxStage. Each use on the Codes of any MDS trademarks, trade names or logos shall inure to the benefit of MDS. Should any such use vest in NxStage any rights in any MDS trade mark, trade name or logo, NxStage shall transfer such rights to MDS or its designee upon request of MDS.

     8.4 Except as provided in this Agreement, MDS and NxStage will not use any trade mark, trade name or logo of the other party, or any trademark, trade name or logo confusingly similar therewith, during or after the Term of this Agreement.

     8.5 NxStage shall maintain the device master record ("DMR") and final release device history record ("Final DHR") for all NxStage Codes and shall be responsible for final release of NxStage Codes under 21 CFR Part 820 for commercial sale to third parties or clinical use.

                               9.0 QUALITY CONTROL

     9. 1 The term "Lot" shall mean all Codes bearing the same sterilization or production lot number. Each Lot of Codes made by MDS and sold by MDS to NxStage shall be subject to in-coming and in-process quality control inspections and release testing by MDS in accordance with NxStage's quality standards for NxStage Codes sufficient to meet the relevant Specifications as determined by NxStage-specified AQLs subject to NxStage-determined inspection levels and sampling plans, as such terms are defined by [**] as listed for the Codes in Exhibit G (the "QC Standards").

          MDS shall inform NxStage of any Specifications that MDS reasonably believes will not be controlled by the QC Standards. Not withstanding this, the Specifications are owned and controlled by NxStage. NxStage shall have the option to amend the Specifications. MDS shall also apply reasonable commercial efforts to manage MDM manufacturing operations to effect continuous product quality improvements for the NxStage Products.

     9.2 MDS warrants that each Lot of the Codes at the time title to such Lot is transferred to NxStage will comply with the Specifications as controlled by the requirements of the QC Standards then in effect at the time the Delivery Order relevant to such Lot was accepted by MDS.

     9.3 At its discretion, NxStage may inspect or audit the Lots of Codes or MDS-manufactured Componentry sold to NxStage for adherence to the Specifications as controlled by the requirements of the QC Standards then in effect at the time the Delivery Order relevant to such Lot was accepted by MDS. NxStage shall conduct such inspection or audit within [**] of receipt by it of each shipment. If as a result of this timely inspection any Lot fails to conform to the Specifications as controlled by the requirements of the QC Standards, NxStage, in addition to any other remedies it may have hereunder, may, at its option, obtain from MDS credit for or refund for all Codes or such Componentry in such Lot, plus the cost of all NxStage-supplied Componentry not paid for by MDS incorporated in such Lot, except as otherwise provided in Section 6.2, or, if mutually agreed by NxStage and MDS, NxStage shall receive replacement of all Codes or such Componentry in such Lot, and be reimbursed for the cost of all NxStage-supplied Componetry not paid for by MDS incorporated in such Lot, except as otherwise provided in Section 6.2. However, if MDS requests, NxStage will allow MDS to have an independent laboratory, to be previously consented to by NxStage, which consent shall not be unreasonably withheld, audit any suspect Lot. The decision of such independent laboratory as to whether such Lot complies with the Specifications as controlled by the requirements of the QC Standards will be final.

     9.4 If any customer of NxStage rejects or returns Codes to NxStage as a result of any alleged failure of any Lot of Codes to meet the Specifications as controlled by the requirements of the QC Standards then in effect at the time of MDS' acceptance of the Delivery Order related to such Lot, MDS shall be notified in writing by NxStage within [**] of each such rejection or return comprising a good faith description of MDS' alleged relationship to such alleged failure. If NxStage in good faith alleges such failure such rejected or returned Lot units may be returned to MDS, at MDS' expense, provided that such Lot units are returned within [**] days of MDS' receipt from NxStage of the customer complaint regarding such Lot. However, if MDS requests, NxStage will allow MDS to have an independent laboratory, to be previously consented to by NxStage, which consent shall not be unreasonably withheld, audit compliance with such Specifications of any such rejected or returned Lot units as well as sufficient other units from the same Lot in order to create a valid sample size for such audit of such Lot to such Specifications as controlled by the requirements of such QC Standards. The decision of such independent laboratory as to whether such Lots comply with the Specifications as controlled by the requirements of the QC Standards will be final, but only if a sufficient sample size has been so tested. At MDS' expense, NxStage shall receive, at NxStage's option, a credit or refund for such Lot units found to not meet such Specifications, plus the cost of all NxStage-supplied Componentry not paid for by MDS incorporated in such Lot, except as otherwise provided in Section 6.2, or by mutual agreement of NxStage and MDS, NxStage shall receive replacements for such Lot units, and be reimbursed for the cost of all NxStage-supplied Componentry not paid for by MDS incorporated in such Lot, except as otherwise provided in Section 6.2. If such returned Lots or Lot Units are not found to not meet Specifications as controlled by the QC Standards as of the time title transfers to NxStage, of which the AQLs, sampling plans and inspection levels are an integral part, NxStage shall reimburse MDS for MDS' costs of such returns. NxStage shall use all commercially reasonable efforts to mitigate damages to MDS resulting from the requirement of this Article 9 and Article 11 to pay for the cost of all NxStage-supplied NxStage Componentry not paid for by MDS and incorporated into Lots not meeting Specifications.

     9.5 NxStage warrants that the Componentry specified by NxStage is deemed to meet the NxStage Specifications of such Componentry, as controlled by the requirements of the QC Standards then in effect at the time such Componentry passes inspection at MDS according to such QC Standards. In addition, at its option, NxStage may ask MDS to perform tests on each Lot of such Componentry before it is released for subsequent operations by MDS, to assure compliance with NxStage Specifications, as controlled by the requirements of the QC Standards then in effect. If NxStage elects the latter, NxStage shall pay to MDS such testing costs as are listed on Exhibit C.

          If MDS reasonably determines by subsequent operations that, despite MDS' testing to the QC Standards and/or NxStage's warranty to the QC Standards, any Componentry or Code does not meet NxStage's Specifications or QC Standards on either a Unit basis or Lot basis, MDS shall attempt to secure authorization from NxStage to proceed with heightened testing of such Componentry or Code Lot Units or Lots, scrapping of such Componentry or Code Lot Units or Lots, rework or other disposition of such Componentry or Code Lot Units or Lots believed to be so affected. MDS shall not be liable for errors or omissions in this regard as long as such errors or omissions are not negligent and MDS exhibits reasonable good faith in its efforts. MDS shall invoice NxStage for all of MDS' costs involved in such heightened testing, rework, scrap, downtime and other items previously authorized by NxStage, and NxStage shall pay such invoices within [**] days of receipt.

     9.6 NxStage warrants that the design, bill-of-materials, schematics, assembly drawings, test specifications, sampling protocols and procedures called for in the Specifications and QC Standards are such that the Codes when manufactured by MDS to the Specifications as controlled by the requirements of the QC Standards then in effect at the time of MDS' acceptance of the Delivery Order related to such Lot, and subsequently stored and handled by NxStage in accordance with the Labeling meet the Specifications as controlled by the requirements of the QC Standards through the expiration date for the Codes indicated in the Labeling.

     9.7 NxStage shall have the right to hire an independent third party quality auditor, not affiliated with NxStage or MDS, and reasonably acceptable to MDS, who shall, at reasonable times, upon prior notice in writing and with representatives of MDS present, visit MDS' facilities or MDS vendor facilities periodically to review the production and quality control standards, systems, procedures and records of MDS or its vendors directly related to the Codes for the purpose of reporting to NxStage any deficiencies in MDS' or vendor facilities' quality control systems in meeting the relevant sections of [**] or the QC Standards. NxStage personnel shall have the right with sufficient notice to MDS to review the documentation and records of production, quality control standards, systems, procedures and production areas of MDS directly related to the Codes.

          MDS shall have the right to hire an independent third party quality auditor, not affiliated with NxStage or MDS, and reasonably acceptable to NxStage, who shall, at reasonable times, upon prior notice in writing and with representatives of NxStage present, visit NxStage facilities or NxStage vendor facilities periodically to review the production and quality control standards, systems, procedures and records of NxStage or its vendors directly related to the Componentry supplied to MDS by NxStage for the purpose of reporting to MDS any deficiencies in such facilities' quality control systems.

     9.8 MDS and NxStage agree to work in good faith to resolve all disputes relating to the QC Standards under this Agreement, including without limitation, disputes relating to product warranty, incoming component quality, continuous product quality improvement, and interruption charges relating to alleged quality issues. Without limiting the foregoing, if these or other quality related issues can not be solved in the routine course of business, the parties agree to meet within [**] upon the request of either party to resolve any such quality disputes. If the parties are unable to reach agreement in good faith within this [**] period, the parties shall each appoint an expert quality consultant, recognized in the medical device field, to resolve the dispute. The two appointed expert consultants shall endeavor in good faith to resolve the dispute within [**]. If the consultants can not reach agreement within this period of time, the parties agree to submit the dispute to binding arbitration in accordance with JAMS rules.

                               10.0 VENDOR CONTROL

     10.1 MDS, as assembler of the Codes, shall be responsible for control over each vendor (including MDS and NxStage) of Componentry listed on the Bill of Materials of each Code according to the following terms:

          a. to the degree a vendor discloses to and agrees with MDS to terms and conditions of trade, such disclosure and agreement to be fully disclosed by MDS to NxStage and agreed to by NxStage and MDS, MDS shall be responsible for reasonable commercial control of such vendor to such agreed-upon-terms and conditions and

          b. to the degree a vendor discloses to and agrees with MDS regarding specifications as controlled by the requirements of vendor's quality control standards, such disclosure and agreement to be fully disclosed by MDS to NxStage and agreed to by NxStage and MDS, MDS shall be responsible for reasonable commercial control of such vendor's componentry supply or sterilization services to such vendor agreed-upon specifications as controlled by such quality standards.

     10.2 NxStage shall have the right to supercede any vendor's agreed-upon componentry specification and/or vendor's relevant quality standard with a more restrictive Componentry Specification as controlled by a relevant QC Standard for MDS, as assembler, to use in the assembly of a relevant Code. However, if such more stringent Specification and/or relevant QC Standard is not agreed to by such vendor, then MDS cannot be held responsible for control of such vendor to such more stringent Specification or QC Standard. Further, to the degree such Specification is more stringent than the relevant vendor's agreed upon Specification then MDS' responsibility as assembler of the Codes is only to diligently apply the relevant QC Standard to accept or reject such Componentry for further assembly into Codes. In such an event, the parties agree that the relevant Code Specifications MDS is required to meet shall be no more restrictive than the relevant agreed-upon specifications of such relevant vendor's componentry used in such Code, except that MDS shall diligently apply the relevant QC Standard whether to accept each lot of vendor's componentry as Componentry in the further assembly of any Code.

                      11.0 WARRANTIES AND INDEMNIFICATIONS

     11.1 Subject to Sections 9.6 and 10.2, MDS warrants for the labeled shelf-life of all Codes that Codes sold to NxStage under this Agreement will be in compliance with the Specifications as controlled by the requirements of the QC Standards then in effect at the time of MDS' acceptance of the Delivery Order related to such Lot. EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, MDS MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, WRITTEN OR ORAL, EXPRESS OR IMPLIED, AS TO ANY OF THE CODES, OR THEIR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND MDS HEREBY EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATION AND WARRANTY. ALL OF THE WARRANTIES SET FORTH IN THIS SECTION 11.1 ARE VOID AND OF NO EFFECT IF THE CODES ARE NOT STORED IN ACCORDANCE WITH THE DIRECTIONS ON THE LABELING ON OR ACCOMPANYING THE CODE.

     11.2 NxSTAGE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS TO ACTIONS OF MDS WHICH CONSTITUTE NEGLIGENT, RECKLESS, OR WILLFUL MISCONDUCT, AND EXCEPT AS IS OTHERWISE PROVIDED FOR IN ARTICLES 3, 8, 9

AND 15 HEREOF, MDS' SOLE RESPONSIBILITY TO NxSTAGE IN THE CASE OF BREACH OF THE FOREGOING WARRANTY SHALL BE FOR MDS, BY MUTUAL AGREEMENT OF NxSTAGE AND MDS, TO REPAIR OR REPLACE THE CODES WITH RESPECT TO WHICH SUCH WARRANTY IS BREACHED, AND TO REIMBURSE NxSTAGE FOR THE COST OF ALL NxSTAGE-SUPPLIED COMPONENTRY NOT PAID FOR BY MDS INCORPORATED INTO SUCH CODES, EXCEPT AS OTHERWISE PROVIDED IN SECTION 6.2, OR, AT NxSTAGE'S ELECTION, TO RETURN ALL PAYMENTS MADE BY NxSTAGE TO MDS WITH RESPECT TO SUCH CODES AND TO REIMBURSE NxSTAGE FOR THE COST OF ALL NxSTAGE-SUPPLIED COMPONENTRY NOT PAID FOR BY MDS INCORPORATED INTO SUCH CODES, EXCEPT AS OTHERWISE PROVIDED IN SECTION 6.2, OR TO CREDIT NxSTAGE IN THE AMOUNT OF ALL PAYMENTS MADE BY NxSTAGE TO MDS WITH RESPECT TO SUCH CODES PLUS THE COST OF ALL NxSTAGE-SUPPLIED COMPONENTRY NOT PAID FOR BY MDS INCORPORATED INTO SUCH CODES, EXCEPT AS OTHERWISE PROVIDED IN SECTION 6.2. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR THE OTHER'S LOSS OF PROFITS, LOSS OF USE, OR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR OTHER INDIRECT DAMAGES OF ANY KIND.

     11.3 MDS shall indemnify and hold NxStage and its affiliates harmless from and against all claims, liability, damage, loss, cost or expense of NxStage, including its reasonable attorneys' fees arising out of, or in connection with, or as a result of the (i) failure of any of the Codes to meet the warranty set forth in Section 11.1 or (ii) infringement of a third party intellectual property right if the infringement did not result from the compliance by MDS with the Specifications supplied by NxStage. In order to discharge its obligations under this Section 11, MDS shall obtain and keep in force during the Term of this Agreement, product liability insurance with a limit of liability of not less than $10,000,000. The insurance policy evidencing such insurance shall be endorsed to name NxStage as an additional insured and provide for written notification to NxStage by the insurer not less than thirty (30) days prior to cancellation, expiration, or modification of such insurance. A certificate of insurance from MDS' insurer evidencing compliance with the insurance requirements of this Section 11.3 shall be given to NxStage by MDS within thirty
(30) days after the signing of this Agreement.

     11.4 Each party shall communicate to the other party all charges of alleged infringement of any third party intellectual property right within a reasonable time after their receipt. The parties will cooperate fully with each other in defending or otherwise resolving any charges of infringement.

     11.5 NxStage shall indemnify and hold MDS and its affiliates harmless from any and all claims, liability, damages, loss, cost, or expense (including reasonable attorneys' fees) arising out of, based on, or caused by: (a) any product claims, representations, descriptions or other statements, whether oral or written, made or alleged to be made by NxStage or its representatives in any Labeling, instructions, advertising, publicity, promotion or sale of any of the Codes; (b) any product claim arising out of, based on, or caused by negligent handling of the Codes by NxStage or its agents; (c) any product claim arising out of defects in the design of the Codes or Specifications or QC Standards supplied by NxStage or failure of the Codes to be fit for any particular purpose, or (d) a third party infringement claim not covered under Section 11.3, except in each instance to the extent such claim, liability, loss, cost or expense arises out of, or is based on, or caused by (i) the negligence or willful misconduct of MDS, or (ii) any failure of the Codes to meet applicable Specifications or other breach by MDS of the terms of this Agreement. In order to discharge its obligations under this Section 11, NxStage shall obtain and keep in force during the Term of this Agreement, product liability insurance with a limit of liability of not less than $10,000,000 within one (1) year from the Effective Date and no less than $5,000,000 during the first Contract Year. The insurance policy evidencing such insurance shall be endorsed to name MDS as an additional insured and provide for written notification to MDS by the insurer not less than thirty (30) days prior to cancellation, expiration, or modification of such insurance. A certificate of insurance from NxStage's insurer evidencing compliance with the insurance requirements of this Section
11.5 shall be given to MDS by NxStage within thirty (30) days after the signing of this Agreement.

                             12.0 TERM OF AGREEMENT

     12.1 The term ("Term") of this Agreement shall be for the period beginning on the Effective Date of this Agreement and ending after seven (7) consecutive Contract Years.

     12.2 Unless the parties mutually agree in writing twelve (12) months prior to the end of the Term, this Agreement shall not be renewed, in which case section 3.12 shall take effect.

                                13.0 TERMINATION

     13.1 Subject to Section 3.14 hereof, either party may terminate this Agreement for any material breach by the other party, by giving one-hundred twenty (120) day written notice to the other party, if such breach shall, as of the expiration of said one-hundred twenty (120) day period remain uncured.

     13.2 Either party may terminate this Agreement effective immediately upon the giving of notice, if the other party shall file a petition in bankruptcy, or shall be adjudicated a bankrupt, or shall take advantage of the insolvency laws of any state, or shall make an assignment for the benefit of creditors, shall be voluntarily or involuntarily dissolved, or shall have a receiver, trustee or other court officer appointed for its property.

     13.3 All Confidential Information and Intellectual Property not specifically allowed by written contract to be used post-Agreement shall be returned to the relevant party upon termination of this Agreement for any reason. Any post-Agreement use by either party of such other party's Confidential Information disclosed during the Agreement shall be governed by the terms of the Confidentiality Agreement detailed in Exhibit J.

                           14.0 EFFECT OF TERMINATION

     14.1 No termination of this Agreement, other than by reason of breach of this Agreement by NxStage, will relieve MDS from its obligation to deliver all Codes ordered by any Delivery Order of NxStage received by MDS prior to the date of written notice of such termination, nor will any termination, other than by reason of breach of this Agreement by MDS or except as otherwise provided herein, relieve NxStage from accepting and paying for all Codes ordered by NxStage under any Delivery Order issued by NxStage prior to the date of such written notice of termination or relieve NxStage of its obligation pursuant to Sections 3.2 and 3.4. Upon any termination of this Agreement, MDS shall promptly return to NxStage all NxStage-supplied Componentry not paid for by MDS or tooling, fixtures, etc. for NxStage production not paid for by MDS.

                               15.0 PRODUCT RECALL

     15.1 NxStage shall have the sole right and responsibility for electing to recall worldwide any Lot or partial Lot of the Codes distributed or caused to be distributed by NxStage. NxStage shall administer such recall. NxStage shall consult with MDS in good faith regarding any recommendations made by MDS relating to whether NxStage may institute a recall. Subject to Section 15.4 below, NxStage shall initially bear all out-of-pocket costs and expenses of such recall, including, without limitation, refunds to customers for recalled Lots, the cost of notifying customers, and costs associated with the shipment of recalled Codes from customers to NxStage or MDS. NxStage shall maintain complete and accurate records, for such periods as may be required by applicable law, of all the Lots sold by NxStage.

     15.2 In the event of a recall of any Lot or partial Lot of the Codes distributed or caused to be distributed by NxStage, the parties will cooperate fully with each other in effecting such a recall, including without limitation promptly contacting any purchasers and communicating to such purchasers any information or instructions that NxStage elects to communicate to such purchasers.

     15.3 In the event of a recall of any Lot or partial Lot of the Codes distributed or caused to be distributed by NxStage where MDS and NxStage cannot agree on the responsible party, MDS and NxStage will have an independent laboratory, previously consented to by NxStage and MDS, which consent shall not be unreasonably withheld, audit sufficient recalled Lot units to determine if such Lot is in compliance with the Specifications, including all QC Standards. If the recalled Lots meet the Specifications, including all QC Standards then in effect at the time of MDS' acceptance of the Delivery Order related to such Lot then, subject to Section 15.4 below, NxStage shall bear all costs and expenses of the recall, including the cost of the audit. If the recalled Lots do not meet the Specifications, including all QC Standards, subject to Section 15.4 below, MDS shall bear all costs and expenses of the recall including the cost of the audit. Notwithstanding the above, if sufficient Lot units are not available to comprise a statistically significant sample size, yet a statistically significant increase in reported field failures attributable to the Product over prior Lots is recorded, the parties agree to use the Quality Dispute Resolution process as outlined in Section 9.8 to determine responsibility for the recall. Notwithstanding the outcome of the Quality Dispute Resolution process, MDS and NxStage shall cooperate on proposed manufacturing, design, or testing to address the field failures.

     15.4 In the event of a recall of any Lot of Codes or partial Lot of Codes, MDS or NxStage may, once the recall has been substantially completed, invoke the Quality Dispute Resolution process as defined in Section 9.8, which outcome shall determine whether NxStage's initiation of recall was necessary and reasonable. The Quality Dispute Resolution process may result in arbitration which may require that NxStage or MDS bear all costs, damages and expenses, including reasonable attorney's fees of such recall or may apportion such costs and expenses between the parties as the arbitrator deems just. Notwithstanding the above, the obligations of either party to the other shall be subject to the limitations set forth in the last sentence of 11.2.

     15.5 NxStage shall bear all costs and expenses of a recall to the degree caused by the negligence of NxStage or its agents or customers, improper or incorrect Specifications, inadequate QC Standards, defective Componentry supplied by NxStage or its vendors, or by breach of NxStage's regulatory responsibility as set forth in Section 8.0. MDS shall bear all costs and expenses of a recall to the degree caused by the negligence of MDS or its agents or vendors, or by breach of MDS' regulatory responsibility as set forth in
Section 8.

     15.6 If, and to the extent MDS is required by operation of this Agreement to bear the costs of a recall, and as a result of such recall NxStage orders and purchases from another supplier, or manufactures for itself, replacement product codes for recalled Codes, such replacement code orders shall be credited on a unit basis toward the applicable Main Set Commitment, provided, however, that NxStage shall supply MDS with copies of such orders and the invoices related thereto or appropriate documentation of its manufacturing costs. In addition, to the extent that the cost of such replacement products purchased from an unaffiliated third party supplier, or manufactured by NxStage, exceeds the then applicable prices of the Codes that were replaced, MDS will credit NxStage for such excess cost, provided however, such credit shall not exceed [**] percent ([**]%) of the then applicable MDS prices of the Codes which were replaced.

                          16.0 CONFIDENTIAL INFORMATION

     16.1 The terms relating to confidential information ("Confidential Information") mutually agreed to by NxStage, MDS and their respective employees and agents are contained in Exhibit J.

                              17.0 OTHER PROVISIONS

     17.1 This Agreement contains the entire agreement between the parties relating to the subject matter herein and all prior proposals, discussions, and writings by and between the parties and relating to the subject matter herein are superseded by this Agreement. None of the terms of this Agreement shall be deemed to be waived by either party or amended unless such a waiver or amendment is in writing and is signed by the party to be charged with such waiver or amendment, and such writing recites specifically that it is a waiver of, or amendment to, the terms of this Agreement.

     17.2 Except for Delivery Orders, forecasts, NNCs and the like, which may be sent by email, all notices and demands required or permitted to be given or made pursuant to this Agreement shall be addressed as follows:

     If to NxStage:

                      President
                      NxStage Medical, Inc.
                      439 S. Union Street, 5th Floor
                      Lawrence, MA 01843
                      jeffb@nxstage.com
                      Fax: 978-687-4805

                      With a copy to NxStage's General Counsel at the same address

     If to MDS:

                      President
                      Medisystems Corporation
                      701 Pike Street, 16th Floor
                      Seattle, WA 98101
                      d.utterberg@medisystems.com
                      Fax: (206) 834-1301

or to such other address as to which either party may properly notify the other. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand, by a nationally recognized overnight delivery service or by facsimile transmission or three (3) days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, to the address or facsimile number (as the case may be) listed for each such party or, if any party shall have designated a different address or facsimile number by notice to the other parties given as provided above, then to the last address or facsimile number so designated.

     17.3 This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns and shall survive a Change of Control of either party, as defined in Exhibit I. This Agreement shall be assignable by either party with the written consent of the other; provided, however, that either party may assign this Agreement to any entity controlled by or under common control with such party and in such event the assigning party shall provide the other party with written notice of such assignment. Without limiting the foregoing, this Agreement and the Main Set Commitment of NxStage shall be the obligation and responsibility of any third party that acquires, through sale, license or other transfer, NxStage Intellectual Property sufficient to make, use or sell any NxStage Main Set (a "NxStage IP Control Change") and NxStage agrees that as a condition of any such NxStage IP Control Change such third party shall execute an instrument, in form and substance reasonably satisfactory for MDS, confirming such obligation and responsibility. Following such Change of Control and/or NxStage IP Control Change, such Main Set Commitment shall only apply to NxStage Main Sets incorporating NxStage Intellectual Property and shall not apply to other Main Sets then made, or subsequently made, by such successor, assignee or new owner of such sufficient NxStage Intellectual Property.

     Should any Change of Control of MDS be to a successor, purchaser or under common control of an entity that manufactures, or sells products and provides in-center dialysis within the Territory (for example at present, Fresenius Medical Care North America, Inc.), then if such successor or purchaser fails to completely deliver any Delivery Order within [**] of the end of the relevant Delivery Period, except due to an event of force majeure, then such successor or purchaser shall pay to NxStage damages equal to [**]% of the then relevant Baseline Prices or Accepted Revised Prices (whichever the case may be) times the current Net Requirements times the number of Monthly Periods remaining in the Term of the Agreement.

     17.4 This Agreement is deemed to have been entered into in the State of Washington and its interpretation, construction, and the remedies for its enforcement or breach are to be applied pursuant to and in accordance with the laws of the State of Washington.

     17.5 In the event that a court of competent jurisdiction holds that particular provisions or requirements of this Agreement are in violation of any law, such provisions or requirements shall be enforced and shall remain in full force and effect to the extent they are not in violation of any such law or are not otherwise unenforceable, and all other provisions and requirements of this Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the date first set forth above.

                                        NxSTAGE MEDICAL, INC.


                                        By: /s/ Jeffrey H. Burbank
                                            ------------------------------------
                                             Jeffrey H. Burbank
                                             President
                                             Jan. 4, 2007


                                        MEDISYSTEMS CORPORATION


                                        By: /s/ David S. Utterberg
                                            ------------------------------------
                                            David S. Utterberg
                                            President
                                            Jan. 3, 2007

LIST OF EXHIBITS

A Codes
B Specifications and Labeling
C Prices and Interruption Charges
D Price Adjustment Formulae for Supply Cost Changes
E Examples of Causes for Assessment of Interruption Charges
F NxStage Notice of Change
G Intentionally Left Blank
H Intentionally Left Blank
I Definition of Change of Control
J Confidential Information Agreement
K Intentionally Left Blank
L Open Book Accounting and Revised Open Book Accounting
M Reserved Cost Downs
N Complete costed Bill of Materials
O Examples of Revised Baseline Prices, etc.

                                EXHIBIT A - CODES

                        CODES
PART#   DESCRIPTION   REVISION   MDS IP INCLUDED?
-----   -----------   --------   ----------------
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]       [**]
[**]    [**]          [**]
[**]    [**]          [**]
[**]    [**]          [**]

                                    EXHIBIT B

                           Specifications and Labeling

[**]

EXHIBIT C - PRICES AND INTERRUPTION CHARGES

     Draft NxStage Quotation based on: __________

     NxStage Requirements Forecast_[**]
                                 [**]
                                 [**]

                                       VOLUME RANGE
                                 -----------------------
    TIER       FORECASTED TIER   MIN.   MID-POINT    MAX   CAR-160   CAR-170
    ----      ----------------   ----   ---------   ----   -------   -------
                   Timing
TIER ONE         [**]   [**]     [**]      [**]     [**]     [**]      [**]

TIER TWO         [**]   [**]     [**]      [**]     [**]     [**]      [**]

TIER THREE       [**]   [**]     [**]      [**]     [**]     [**]      [**]

TIER FOUR        [**]   [**]     [**]      [**]     [**]     [**]      [**]

TIER FIVE        [**]   [**]     [**]      [**]     [**]     [**]      [**]

TIER SIX         [**]   [**]     [**]      [**]     [**]     [**]      [**]

TIER SEVEN       [**]   [**]     [**]      [**]     [**]     [**]      [**]

TIER EIGHT       [**]   [**]     [**]      [**]     [**]     [**]      [**]

TIER NINE        [**]   [**]     [**]      [**]     [**]     [**]      [**]

TIER TEN         [**]   [**]     [**]      [**]     [**]     [**]      [**]

TIER ELEVEN      [**]   [**]     [**]      [**]     [**]     [**]      [**]

INTERRUPTON CHARGES PAID BY NXSTAGE TO MDS SHALL BE EQUAL TO:

                 [**]
                 [**]
                 [**]

                                    EXHIBIT D

         PRICE ADJUSTMENT FORMULAE COVERING CHANGES IN MDS' SUPPLY COSTS

Item                                          Trigger                       Application Factor                Source Document
------------------------------   ---------------------------------   --------------------------------   ---------------------------
1. Cost of Purchased Materials   [**]% or more in material           Relevant Cost prior to Trigger     Actual invoices
                                                                     Point + change in cost

2. Cost of Shipping and Import   [**]% or more in shipping costs     Relevant Cost prior to Trigger     Actual invoices
Clearance                        or clearance costs                  Point +/- change in cost

3. Exchange Rates.               [**]% or more in exchange rates     Relevant Costs prior to Trigger    Wall Street Journal or
                                                                     Point +/- change in cost           similar publication

4. Duty and other Governmental   [**]% or more in exchange rates     Duty and  other governmental       Government gazette or other
Import related charges                                               import related charges prior to    official promulgation
                                                                     Trigger Point +/- change in cost

                                    EXHIBIT E

            EXAMPLES OF CAUSES FOR ASSESSMENT OF INTERRUPTION CHARGES

[**]

EXHIBIT F - NXSTAGE NOTICE OF CHANGE

(NXSTAGE LOGO)           NXSTAGE NOTICE OF CHANGE (NNC)         NNC NUMBER _____

NNC ORIGINATED BY:                                   DATE ORIGINATED:
                   -----------------------------                      ----------
Signature not required

Complete section A and subsequent applicable sections. This form may be expanded to multiple pages as necessary.

A.   DESCRIPTION OF CHANGE

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

B.   REASON/EXPLANATION \ FOR CHANGE
     [ ] PART OBSOLESCENCE [ ]   IMPROVED COST [ ]   IMPROVED QUALITY

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

C.   AFFECTED ITEMS (ATTACH SCANNED REDLINES)

ITEM NUMBER   DESCRIPTION                               OLD REV.   PROPOSED REV.
-----------   ---------------------------------------   --------   -------------

___________   _______________________________________   ________   _____________

___________   _______________________________________   ________   _____________

___________   _______________________________________   ________   _____________

___________   _______________________________________   ________   _____________

___________   _______________________________________   ________   _____________

___________   _______________________________________   ________   _____________

___________   _______________________________________   ________   _____________

___________   _______________________________________   ________   _____________

CONFIDENTIAL


THIS DOCUMENT IS THE PROPERTY OF NXSTAGE MEDICAL, INC. AND MAY           FORM227
NOT BE REPRODUCED WITHOUT THE WRITTEN PERMISSION OF THE           Draft 1, Rev 1
MANAGEMENT OF NXSTAGE MEDICAL, INC.                                  Page 1 of 4

(NXSTAGE LOGO)           NXSTAGE NOTICE OF CHANGE (NNC)         NNC NUMBER _____

D.   PROPOSED VALIDATION PLAN

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

E.   PROPOSED IMPLEMENTATION PLAN AND SCHEDULE

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

F.   ESTIMATED COST IMPLICATIONS

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

G.   NXSTAGE APPROVAL OF THE NNC


     --------------------------------------------
     VP OF MANUFUCTURING OR VP OF DISPOSABLE R&D:               DATE:
     Signature required                                               ----------

CONFIDENTIAL


THIS DOCUMENT IS THE PROPERTY OF NXSTAGE MEDICAL, INC. AND MAY           FORM227
NOT BE REPRODUCED WITHOUT THE WRITTEN PERMISSION OF THE           Draft 1, Rev 1
MANAGEMENT OF NXSTAGE MEDICAL, INC.                                  Page 2 of 4

(NXSTAGE LOGO)           NXSTAGE NOTICE OF CHANGE (NNC)         NNC NUMBER _____


     --------------------------------------------
     DISPOSABLES QA:                                            DATE:
     Signature required                                               ----------

H. MEDISYSTEMS RESPONSE: Complete section H and applicable sections. This form may be expanded to multiple pages as necessary.

     1.   ASSESSMENT OF CHANGE:

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

     2.   PROPOSED IMPLEMENTATION PLAN & SCHEDULE:

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

     3.   COST IMPLICATIONS - ATTACH "OPEN BOOK" DOCUMENTATION

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

     4.   PROPOSED REVISED PRICING:

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

          ______________________________________________________________________

     5.   MEDISYSTEMS APPROVAL OF THE NNC


     --------------------------------------------
     VP OF OPERATIONS:                                          DATE:
     Signature required                                               ----------

CONFIDENTIAL


THIS DOCUMENT IS THE PROPERTY OF NXSTAGE MEDICAL, INC. AND MAY           FORM227
NOT BE REPRODUCED WITHOUT THE WRITTEN PERMISSION OF THE           Draft 1, Rev 1
MANAGEMENT OF NXSTAGE MEDICAL, INC.                                  Page 3 of 4

(NXSTAGE LOGO)           NXSTAGE NOTICE OF CHANGE (NNC)         NNC NUMBER _____


     --------------------------------------------
     DISPOSABLES QA:                                            DATE:
     Signature required                                               ----------

CONFIDENTIAL


THIS DOCUMENT IS THE PROPERTY OF NXSTAGE MEDICAL, INC. AND MAY           FORM227
NOT BE REPRODUCED WITHOUT THE WRITTEN PERMISSION OF THE           Draft 1, Rev 1
MANAGEMENT OF NXSTAGE MEDICAL, INC.                                  Page 4 of 4

EXHIBIT I - DEFINITION OF CHANGE OF CONTROL

     "CHANGE OF CONTROL" of the Company means and includes, consistent with
Section 409A of the Code, each and all of the following occurrences:

     (i) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent company) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity, or its parent company, outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     (ii) The acquisition by any Person as Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities.

     (iii) A change in the composition of the Board of Directors of the Company as a result of which fewer than a majority of the directors are "Incumbent Directors." "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for election as a director without objection to such nomination) of at least three-quarters of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

     Any other provision of this Section notwithstanding, the term Change in Control shall not include either of the following events undertaken at the election of the Company:

     (x) Any transaction, the sole purpose of which is to change the state of the Company's incorporation;

     (y) A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the stockholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company's Common Stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Agreement.

                                    EXHIBIT J

MDS is willing to provide NxStage with MDS' Confidential Information, and NxStage is willing to provide MDS with NxStage's Confidential Information, subject to the following provisions.

1. NxStage agrees that it will treat all of MDS' Confidential Information as confidential and the property of MDS. NxStage agrees that it will not divulge any of MDS' Confidential Information to any third party without MDS' prior written consent. NxStage agrees that it will not use any of MDS' Confidential Information for its own benefit, except for the purpose of this Agreement. Additionally, NxStage agrees that it will not analyze any samples included in MDS' Confidential Information to determine the composition thereof, and agrees to return undestroyed samples at the request of MDS.

     MDS agrees that it will treat all of NxStage's Confidential Information as confidential. MDS agrees that it will not divulge any of NxStage's Confidential Information to any third party without NxStage's prior written consent. MDS agrees that it will not use any of NxStage's Confidential Information for its own benefit, except for the purpose of this Agreement. Additionally, MDS agrees that it will not analyze any samples included in NxStage's Confidential Information to determine the composition thereof, and agrees to return undestroyed samples at the request of NxStage.

     As used in this Agreement, the term "Confidential Information" means any technical or business information furnished by one party to the other party regardless of whether such information is specifically designated initially as confidential and regardless of whether such information is in written, oral, electronic, or other form. Such Confidential Information may include, without limitation, trade secrets, know-how, inventions, technical data, specifications, computer files, documentation control systems and contents, MRP systems and contents, computer programs, testing methods, business models, financial information, research and development activities, product designs, marketing plans, factory layouts, equipment, processes, customer lists, customer assessments, vendor lists and vendor assessments.

     MDS agrees that all of MDS' Confidential Information that is disclosed to NxStage by MDS and NxStage agrees that all of NxStage's Confidential Information that is disclosed to MDS by NxStage will be either:

     (a) in tangible form, where such tangible form is marked to indicate that it is confidential within one month of disclosure; or

     (b) in intangible form, where the substance of such intangible form of Confidential Information is documented in tangible form within one (1) month of such disclosure, and where such tangible form is marked to indicate that it is confidential. Notwithstanding the above but subject to
     Section 3 herein, the entire contents of and processes conducted within each party's facilities are presumed to be the Confidential Information of such party and require no specific documentation by such party of each and every item of Confidential Information laid open to view by the other party. Facilities comprise the offices, factories, research and development facilities, etc. of the owning party as well as its vendors, to the degree such vendors are covered by appropriate confidentiality agreements of the relevant party.

2. NxStage agrees that each of its officers, employees, consultants, vendors, etc. (hereafter "NxStage Personnel") that receives any of MDS' Confidential Information will be informed of and bound by the terms of this Agreement. Such NxStage Personnel will not be given access to any MDS Confidential Information until and unless they have entered into a separate written agreement with NxStage safeguarding NxStage's Confidential Information, where such separate agreement is applicable to MDS' Confidential Information, and binds such NxStage Personnel to the provisions of this Agreement in the same manner as NxStage is bound herein.

     MDS agrees that each of its officers, employees, consultants, vendors, etc. (hereafter "MDS Personnel") that receives any of NxStage's Confidential Information will be informed of and bound by the terms of this Agreement. Such MDS Personnel will not be given access to any NxStage Confidential Information until and unless they have entered into a separate written agreement with MDS safeguarding MDS' Confidential Information, where such separate agreement is applicable to NxStage's Confidential Information, and binds such MDS Personnel to the provisions of this Agreement in the same manner as MDS is bound herein.

3. MDS agrees that any of MDS' Confidential Information that NxStage can show, by tangible evidence was in NxStage's possession prior to its disclosure will be released from the provisions of this Agreement. MDS agrees that any of MDS' Confidential Information that is, or which becomes, available to the public from a source other than from NxStage or NxStage Personnel, either directly or indirectly, will be released from the provisions of this Agreement. MDS agrees that any of MDS' Confidential Information that becomes available to NxStage legitimately and lawfully from a third party will be released from the provisions of this Agreement to the extent necessary to permit such use and disclosure as are permitted by such third party. MDS agrees that any of MDS' Confidential Information that is independently developed by NxStage Personnel that have no access to any relevant MDS Confidential Information, will be released from the provisions of this Agreement. NxStage agrees that MDS' Confidential Information shall not be deemed to be within one of the above exceptions merely because it is encompassed by a more general disclosure included within, or can be assembled by a selection of disclosures from, information within one of the above exceptions.

     NxStage agrees that any of NxStage's Confidential Information that MDS can show, by tangible evidence, was in MDS' possession prior to its disclosure will be released from the provisions of this Agreement. NxStage agrees that any of NxStage's Confidential Information that is, or which becomes, available to the public from a source other than MDS or MDS Personnel, either directly or indirectly, will be released from the provisions of this Agreement. NxStage agrees that any of NxStage's Confidential Information that becomes available to MDS legitimately and lawfully from a third party will be released from the provisions of this Agreement to the extent necessary to permit such use and disclosure as are permitted by such third party. NxStage agrees that any of NxStage's Confidential Information that is independently developed by MDS' Personnel that have had no access to any relevant NxStage Confidential Information, will be released from the provision of this Agreement. MDS agrees that NxStage's Confidential Information shall not be deemed to be within one of the above exceptions merely because it is encompassed by a more general disclosure included within, or can be assembled by a selection of disclosures from, information within one of the above exceptions.

4. NxStage agrees that nothing contained herein shall be construed as granting a right under any of MDS' intellectual property rights, except to the extent necessary for NxStage to accomplish the purpose of this Agreement.

     MDS agrees that nothing contained herein shall be construed as granting a right under any of NxStage's intellectual property rights, except to the extent necessary for MDS to accomplish the purpose of this Agreement.

5. NXSTAGE AND MDS AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAWS OF THE STATE OF WASHINGTON, UNITED STATES OF AMERICA

6. NxStage and MDS agree that NxStage's obligation to protect MDS' Confidential Information shall terminate [**] years after disclosure of the Confidential Information in question, except in the instance of MDS trade secrets, which shall be defined to mean patentable inventions or processes, which shall remain confidential information hereunder in perpetuity until such trade secrets cease to be confidential information of MDS.

     MDS and NxStage agree that MDS' obligation to protect NxStage Confidential Information shall terminate [**] years after disclosure of the Confidential Information in question, except in the instance of NxStage trade secrets, which shall be defined to mean patentable inventions or processes, which shall remain confidential information hereunder in perpetuity until such trade secrets cease to be confidential information of NxStage.

7. In the event that any party to whom Confidential Information is furnished becomes legally compelled to disclose such Confidential Information, such compelled party shall provide prompt notice thereof to the other party and the parties shall cooperate so that a protective order or other appropriate remedy may be sought and/or the other party may waive compliance with the provisions of this Agreement. In the event such protective order or other appropriate remedy is not obtained or that a waiver of the provisions hereof is not obtained, the party compelled to disclose shall furnish only that portion of the Confidential Information that such compelled party is required to disclose, based on written opinion of counsel, and will exercise such party's best efforts to obtain reasonable assurance that confidential treatment will be accorded to such Confidential Information.

ACCEPTED AND AGREED TO THIS 4th DAY OF January, 2007

NXSTAGE MEDICAL, INC.                   MEDISYSTEMS CORPORATION


By: /s/ Jeffrey H. Burbank              By: /s/ David S. Utterberg
    ---------------------------------       ------------------------------------
    Jeffrey H. Burbank                      David S. Utterberg
    President & CEO                         President

                                   Exhibit L
Nov. 14, 2006                 Open Book Accounting

[**]   Q-3  Q-3 ADJUSTED  Q-1 T1  Q-2 T1-2  Q-3 T2  Q-4 T2  Q-1 T3  Q-2 T3  Q-3 T3  Q-4 T4  Q-1 T4  Q-2 T4  Q-3 T5  Q-4 T5
----  ----  ------------  ------  --------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
[**]
[**]            [**]                         [**]                    [**]                    [**]            [**]
[**]  [**]      [**]
[**]  [**]      [**]       [**]     [**]     [**]    [**]    [**]    [**]    [**]    [**]    [**]    [**]    [**]    [**]
[**]  [**]      [**]       [**]     [**]     [**]    [**]    [**]    [**]    [**]    [**]    [**]    [**]    [**]    [**]
[**]  [**]      [**]       [**]     [**]     [**]    [**]    [**]    [**]    [**]    [**]    [**]    [**]    [**]    [**]

                                    Exhibit L
                              Open Book Accounting

Q-1 T6  Q-2 T6  Q-3 T6-7  Q-4 T7  Q-1 T7  Q-2 T7-8  Q-3T8  Q-1 T9  Q-1 T9  Q-2 T9  Q-3 T10  Q-4 T10  Q-1 T10  Q-2 T10-11  Q-3 T11
------  ------  --------  ------  ------  --------  -----  ------  ------  ------  -------  -------  -------  ----------  -------
[**]                       [**]                      [**]           [**]                      [**]                          [**]
[**]     [**]     [**]     [**]    [**]     [**]     [**]   [**]    [**]    [**]     [**]     [**]     [**]      [**]       [**]
[**]     [**]     [**]     [**]    [**]     [**]     [**]   [**]    [**]    [**]     [**]     [**]     [**]      [**]       [**]
[**]     [**]     [**]     [**]    [**]     [**]     [**]   [**]    [**]    [**]     [**]     [**]     [**]      [**]       [**]

EXHIBIT M - RESERVED COST DOWNS

[**]

[**]


                 TIER 1    TIER 2    TIER 3    TIER 4    TIER 5    TIER 6    TIER 7    TIER 8    TIER 9   TIER 10   TIER 11
               COST DOWN COST DOWN COST DOWN COST DOWN COST DOWN COST DOWN COST DOWN COST DOWN COST DOWN COST DOWN COST DOWN
                [**]/MO   [**]/MO   [**]/MO   [**]/MO   [**]/MO   [**]/MO   [**]/MO   [**]/MO   [**]/MO   [**]/MO   [**]/MO
               --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
SUBASSEMBLIES:
[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

MATERIAL :
[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

EXTRUSION :
[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

DIRECT LABOR:
[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

STERILIZATION:
[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

               --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
   TOTAL
               ========= ========= ========= ========= ========= ========= ========= ========= ========= ========= =========

EXHIBIT M - RESERVED COST DOWNS - PAGE 2

[**]

[**]


                 TIER 1    TIER 2    TIER 3    TIER 4    TIER 5    TIER 6    TIER 7    TIER 8    TIER 9   TIER 10   TIER 11
               COST DOWN COST DOWN COST DOWN COST DOWN COST DOWN COST DOWN COST DOWN COST DOWN COST DOWN COST DOWN COST DOWN
                [**]/MO   [**]/MO   [**]/MO   [**]/MO   [**]/MO   [**]/MO   [**]/MO   [**]/MO   [**]/MO   [**]/MO   [**]/MO
               --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
SUBASSEMBLIES:
[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

MATERIAL :
[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

EXTRUSION :
[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

DIRECT LABOR:
[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

STERILIZATION:
[**]           _________ _________ _________ _________ _________ _________ _________ _________ _________ _________ _________

               --------- --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
   TOTAL
               ========= ========= ========= ========= ========= ========= ========= ========= ========= ========= =========

                                   EXHIBIT N

                        Complete costed Bill of Materials

Confidential materials omitted and filed separately with the Securities and Exchange Commission.

[**]

                                    EXHIBIT O

                    Examples of Revised Baseline Prices, etc.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.

[**]